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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Post-Effective Amendments on Forms F-3 and S-8 to the Registration Statement on Form F-4 (No. 333-12756) of Elan Corporation, plc, the Registration Statements on Form S-8 (Nos. 333-13996, 333-12344, 333-11940, 333-09644, 333-09284, 333-09048, 333-08384, 333-07361,
333-07136, 333-14240, 33-27506, 333-100252) of Elan Corporation, plc, and the
Registration Statement on Form F-3 (No. 333-13130) of Elan Corporation, plc and Athena Neurosciences Finance, LLC, of our report dated January 16, 2001, on our audits of Dura Pharmaceuticals, Inc. for the year ended December 31, 2000, appearing in this Annual Report on Form 20-F of Elan Corporation, plc for the fiscal year ended December 31, 2002.

/s/ Deloitte & Touche LLP

San Diego, California
September 4, 2003